Exhibit 23.2

KPMG Audit Tour EQHO 2 Avenue Gambetta CS 60055 92066 Paris la Défense Cedex France	Telephone: Telefax: Internet:	+33 (0)1 55 68 68 68 +33 (0)1 55 68 73 00 www.kpmg.fr

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 9, 2022, with respect to the consolidated financial statements of DBV Technologies S.A. and subsidiaries, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG S.A.

Cédric Adens Partner

Paris-La Défense, France August 1, 2022